Dear Shareholders and Friends:
     We are pleased to report continued strong operating profitability during the Third Quarter of 1998! Our Net Income for the Quarter was $920,000, or $.35 per share. This represents a 15% increase when compared to Net Income of $797,000, or $.31 per share, for the same quarter last year. For the first nine months of 1998, Net Income was $2,525,000, or $.97 per share. This represents a 21% increase when compared to Net Income of $2,086,000, or $.81 per share, reported for the same period last year.
     These increases in Net Income are especially gratifying to report in light of the exceptional efforts our Employees are putting forth as we strive to continue our highly personalized customer service while we are working through the preparation phase of our previously announced pending merger with National Penn Bancshares, Inc. Overall, we are making good progress in preparing for the merger in a way that is as seamless as possible for all our stakeholders.
     With regard to the pending merger, we are pleased to report that we have received regulatory approval. We are now in the process of preparing for the Special Meeting of Shareholders that will be held at the Holiday Inn, Morgantown, Pennsylvania on December 14, 1998 at 2:00 p.m. A Proxy Statement/Prospectus and Proxy Card were recently mailed to each Shareholder with the request that the Proxy Card be returned to the Bank as soon as possible. The fixed exchange ratio for each outstanding share of Elverson National Bank Common Stock (other than any dissenting shares) is 1.46875 shares of National Penn Bancshares, Inc. Common Stock. As discussed in the Proxy Statement/Prospectus, the Bank's Board of Directors has unanimously determined that the merger is in the best interests of the Bank and its Shareholders. Accordingly, the Board has unanimously approved the merger and unanimously recommends that you vote in favor of the merger at the Special Meeting. You are urged to read the Proxy Statement/Prospectus in its entirety before making a decision as to how to vote on the merger.
     On behalf of the Board of Directors, I want to thank our Customers, our Employees and our Shareholders for their many years of loyalty, dedication and support. While we need to acknowledge the period of change through which we are currently passing, we need to also focus on the many new opportunities that this change will afford us to serve our customers and prospects more fully. Thank you, in advance, for your ongoing support!


Glenn E. Moyer
President/Chief Executive Officer

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME(Unaudited)

September 30, 1998 and 1997                               Three Months Ended            Nine Months Ended
                                                        ---------------------       -----------------------
(Dollars In Thousands, Except Per Share Data)             1998           1997           1998           1997
-----------------------------------------------------------------------------------------------------------

Interest Income
Loans receivable, including fees                    $    4,415     $    4,504     $   13,378     $   13,091
Securities                                               1,080            567          2,734          1,761
Deposits with banks                                        127             36            313             88
Federal funds sold and bankers acceptance notes              2             90            142            165
                                                    ----------     ----------     ----------     ----------
Total interest income                                    5,624          5,197         16,567         15,105
                                                    ----------     ----------     ----------     ----------

Interest Expense
Deposits                                                 2,361          2,057          6,855          5,926
Securities sold under agreements to repurchase              81            125            268            422
Borrowed funds                                              24              2             39              6
                                                    ----------     ----------     ----------     ----------
Total interest expense                                   2,466          2,184          7,162          6,354
                                                    ----------     ----------     ----------     ----------

Net Interest Income                                      3,158          3,013          9,405          8,751
Provision for loan losses                                  165            212            495            730
                                                    ----------     ----------     ----------     ----------
Net Interest Income After
    Provision for Loan Losses                            2,993          2,801          8,910          8,021
                                                    ----------     ----------     ----------     ----------

Other Income
Service charges on deposit accounts                        224            199            597            567
Net realized gains on sale of securities                     9             15             17             17
Mortgage banking activities                                153             71            365            198
Other                                                       69             56            236            240
                                                    ----------     ----------     ----------     ----------
Total other income                                         455            341          1,215          1,022
                                                    ----------     ----------     ----------     ----------

Other Expenses
Salaries and employee benefits                           1,256          1,093          3,750          3,221
Occupancy                                                  190            180            570            563
Equipment                                                  208            173            627            522
Other                                                      583            569          1,815          1,805
                                                    ----------     ----------     ----------     ----------
Total other expenses                                     2,237          2,015          6,762          6,111
                                                    ----------     ----------     ----------     ----------

Income Before Income Taxes                               1,211          1,127          3,363          2,932
Federal income taxes                                       291            330            838            846
                                                    ----------     ----------     ----------     ----------

Net Income                                          $      920     $      797     $    2,525     $    2,086
                                                    ==========     ==========     ==========     ==========


Per Share of Common Stock:
    Basic and diluted earnings                      $     0.35     $     0.31     $     0.97     $     0.81
    Cash dividend                                   $     0.06     $    0.043     $     0.18     $    0.129

Average Common Shares Outstanding                    2,597,995      2,573,565      2,591,528      2,565,387

ELVERSON NATIONAL BANK AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Unaudited)

September 30
(Dollars In Thousands, Except Per Share Data)               1998         1997
-----------------------------------------------------------------------------

     ASSETS

Cash and due from banks                                 $  8,839     $  9,298
Interest bearing deposits with banks                      22,478        1,054
Federal funds sold                                             0        2,600
Bankers acceptance notes                                       0        1,872
Securities available for sale                             71,939       20,097
Securities held to maturity                               10,643       19,643
Loans receivable, net of allowance for loan losses
    of: 1998 $3,572; 1997 $3,613                         190,749      198,775
Premises and equipment, net                                4,608        4,441
Other real estate owned                                      371          472
Accrued interest receivable                                2,019        1,423
Other assets                                               1,892        1,550
                                                        --------     --------

Total Assets                                            $313,538     $261,225
                                                        ========     ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
    Non-interest bearing                                $ 41,840     $ 37,522
    Interest bearing                                     217,613      189,593
                                                        --------     --------
Total deposits                                           259,453      227,115
Securities sold under agreements to repurchase             8,317        7,250
Borrowed funds                                            15,188          191
Accrued interest payable                                     978          887
Other liabilities                                          1,017          797
                                                        --------     --------

Total Liabilities                                        284,953      236,240
                                                        --------     --------

Stockholders' Equity
Common stock, par value $1.25 per share;
    4,000,000 shares authorized;
    issued and outstanding shares:
    1998 2,597,995; 1997 2,456,594                         3,248        3,071
Surplus                                                   17,600       14,442
Retained earnings                                          7,160        7,384
Net unrealized appreciation on securities available
    for sale, net of taxes                                   577           88
                                                        --------     --------

Total Stockholders' Equity                                28,585       24,985
                                                        --------     --------

Total Liabilities and Stockholders' Equity              $313,538     $261,225
                                                        ========     ========